Exhibit 4.7

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY APPLICABLE STATE, BUT HAVE BEEN ACQUIRED BY THE HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. ACCORDINGLY THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION.

WARRANT TO PURCHASE SHARES
OF
8% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

SUN RIVER ENERGY, INC.

THIS WARRANT TO PURCHASE SHARES OF 8% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK (“WARRANT”) CERTIFIES THAT, for value received, ______________________________ (the “Holder”), is entitled to subscribe for and purchase from Sun River Energy, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Colorado, at the Warrant Exercise Price specified below during the exercise period specified below to and including January 31, 2013 (the “Expiration Date”), an aggregate of _________________________(_____________) shares of 8% Series A Cumulative Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Preferred Stock”).

This Warrant is subject to the following provisions, terms, and conditions:

1.	Exercise of Warrant.

(a)
The exercise price per share of this Warrant shall be Twenty Dollars ($20.00) (The “Warrant Exercise Price”).  These Warrants may not be transferred or assigned, in whole or in part, without the express written consent of the Company and only in accordance with the terms of this Warrant.

(b)
From time to time after the date hereof and until 5:00 p.m., Dallas, Texas time, on the Expiration Date, Holder may exercise this Warrant, on any business day, for all or any part (but not as to fractional shares) of the number of shares of Preferred Stock purchasable hereunder by the completion of the subscription form attached hereto and by the surrender of this Warrant (properly endorsed) at the office of the Company as it may designate by notice in writing to the Holder hereof at the address of the Holder appearing on the books of the Company, and by payment to the Company of the Warrant Exercise Price in cash or by certified or official bank check, for each share being purchased.  In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares so purchased, registered in the name of the Holder, or its nominee or other party designated in the purchase form by the Holder hereof, shall be delivered to the Holder as soon as is reasonably practicable after the date in which the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired or has been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time.  The person in whose name any certificate for shares is issued upon exercise of this Warrant shall for all purposes be deemed to have become the Holder of record of such shares on the date on which this Warrant was surrendered and payment of the Warrant Exercise Price, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the Holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.	Representations and Warranties of Company. The Company represents and warrants that:

(a)	the Company has all requisite power and authority to execute, issue and perform this Warrant and to issue the Preferred Stock;

(b)
this Warrant has been duly authorized by all necessary corporate action, has been duly executed and delivered, and is a legal and binding obligation of the Company, except as such enforcement is limited (i) by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and (ii) by laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

(c)
all shares which may be issued upon the exercise of the rights represented by this Warrant according to the terms hereof or represented by the Preferred Stock will, when issued in accordance with the terms of the Warrants and for the consideration contemplated thereby, which is not less per share than the par value thereof, be duly authorized and issued, fully paid, and nonassessable; and

(d)
during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights represented by this Warrant.

3.         Representations and Warranties of Holder.  The Holder, by its acceptance hereof, represents and warrants to the Company as follows:

(a)     The Holder is acquiring the Warrant, and any securities issuable upon conversion or exercise thereof (collectively, the “Securities”) for investment for the Holder’s own account and not with a view to or for resale in connection with, any distribution thereof.  The Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws by reason of a specific exemption from the registration provisions of the Act and laws that depend upon, among other things, the bona fide nature of the investment intent as expressed herein.

(b)     The Holder is an accredited investor within the meaning of Regulation D prescribed by the Securities and Exchange Commission pursuant to the Securities Act and by virtue of the Holder’s experience in evaluating and investing in private placement transactions of securities in companies similar to Company, the Holder is capable of evaluating the merits and risks of the Holder’s investment in Company and has the capacity to protect the Holder’s own interests.

(c)      The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws, or unless an exemption from such registration is available.  The Holder is aware of the provisions of Rule 144 and 144A promulgated under the Securities Act that permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

(d)     The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and the management of the Company and to review the Company’s operations and facilities.  Holder has obtained sufficient information from the Company to enable Holder to evaluate the risks and merits of making such elections.

4.         Adjustments.   The number of and kind of securities purchasable upon exercise of this Warrant and the Warrant Exercise Price shall be subject to adjustment from time to time as follows:

(a)                If the Company shall, while this Warrant, or any portion hereof, remains outstanding and unexpired, subdivide or combine its capital stock, or issue additional shares of its capital stock as a dividend with respect to any shares of its capital stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the ease of a combination; provided that no adjustment in the number of shares of Preferred Stock issuable upon exercise of this Warrant shall apply if the capital stock being split-up, combined or otherwise issued is common stock and results in an adjustment to be made to the number of shares of common stock into which the Preferred Stock is convertible pursuant to the designation of rights, preferences and privileges of such Preferred Stock. Appropriate adjustments shall also be made to the Warrant Exercise Price payable per share, but the aggregate Warrant Exercise Price payable for the total number of shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)           In case of any reclassification, capital reorganization, or change in the Preferred Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 4(a) and other than an event or right provided for in the designation of rights, preferences and privileges of the Preferred Stock), while this Warrant, or any portion hereof, remains outstanding and unexpired, then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the Expiration Date to purchase, at a total price equal to that payable upon due exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Preferred Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to the shares of stock or other securities and property deliverable upon exercise hereof and appropriate adjustments shall be made to the Warrant Exercise Price per share payable hereunder, provided the aggregate Warrant Exercise Price shall remain the same.

(c)           In case any time (i) any of the adjustments required by Section 4(a) or 4(b) occur; (ii) the Company shall make any extraordinary distribution (other than regular cash dividends, interest and returns) to the holders of its capital stock; (iii) the Company shall offer for subscription pro rata to the holders of its capital  stock any additional shares of stock of any class or other rights; or (iv)there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (x) the books of the Company shall close or a record shall be taken for such dividend, subdivision, combination, distribution, or subscription rights, or (y) such reorganization, reclassification, change, dissolution, liquidation or winding up shall take place, as the case may be.  Such notice shall also specify the date as of which the holders of capital stock of record shall participate in such dividend, distribution, combination  or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, change, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least ten (10) calendar days prior to the action in question and not less than ten (10) calendar days prior to the applicable record date specified, or promptly in the case of events for which there is no record date.

(d)           When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Preferred Stock or other securities or property thereafter purchasable upon exercise of this Warrant.  In no event, during the term of this Warrant or upon the exercise of this Warrant, shall any adjustment be made in respect of cash dividends, interest or other returns on the Preferred Stock or other securities of the Company.

(e)            No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Warrant Exercise Price then in effect.

5.	No Voting Rights. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

6.
Restrictions on Transfer. This Warrant and the shares of Preferred Stock (and the common stock issued upon conversion of the Preferred Stock) issued or issuable through the exercise of this Warrant are “restricted securities” under the Securities Act, and the rules and regulations promulgated thereunder and may not be sold, transferred, pledged, or hypothecated without such transaction being registered under the Securities Act and applicable state laws or the availability of an exemption therefrom that is established to the satisfaction of the Company; a legend substantially to this effect shall appear on this Warrant and, unless the issuance is a registered transaction, on all shares of Preferred Stock (and the common stock issued upon conversion of the Preferred Stock) issued upon the exercise hereof. The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Preferred Stock issuable or issued upon the exercise hereof (and any common stock issued upon conversion of the Preferred Stock) of such holder’s intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such holder’s intention as to the disposition to be made of shares of Preferred Stock issuable or issued upon the exercise hereof (or common stock). Such holder shall also provide the Company with an opinion of counsel satisfactory to the Company to the effect that the proposed transfer of this Warrant or disposition of shares may be effected without registration or qualification (under any federal or state law) of this Warrant or the shares of Preferred Stock issuable or issued upon the exercise hereof (or common stock). Upon receipt of such written notice and opinion by the Company, such holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Preferred Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such shares.

7.
Transfer Procedures. Subject to the provisions of Section 6, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed together with a completed assignment form attached hereto. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

8.	Miscellaneous.

(a)
Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, by facsimile transmission or electronic mail, or otherwise delivered by hand or by messenger, addressed

(i)	if to a holder of this Warrant, at such holder’s address set forth on the books of the Company, or at such other address as such holder shall have furnished to the Company in writing; or

(ii)
if to the Company, one copy should be sent to the Company’s current address at 5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225, or at such other address as the Company shall have designated by notice.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally; if sent by first class, postage prepaid mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid; or, if sent by facsimile transmission or electronic mail as of the date delivery is confirmed by the sender’s equipment.

(b)
Severability. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid, or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid, or unenforceable provision were not contained herein.

(c)	Governing Law. This Warrant will be governed in accordance with federal law to the extent applicable and by the internal law, not the law of conflicts, of the State of Texas.

(d)	Non-Survival. The parties hereby agree that all the provisions of this Warrant shall terminate and be of no further force or effect on the earlier of the exercise in full of this Warrant and the Expiration Date.

(e)
Counterparts.  This Warrant may be executed in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The signature on this Warrant may be delivered by telecopy, facsimile or other electronic transmission, with original signature page to be subsequently substituted therefor.

IN WITNESS WHEREOF, Sun River Energy, Inc. has caused this Warrant to be signed by its duly authorized officer and dated as of February __, 2011.

SUN RIVER ENERGY, INC.

By:
Donal R. Schmidt, Jr.
Title: Chief Executive Officer and President

AGREED AND ACCEPTED BY THE HOLDER HEREOF:

Signature:               __________________________
Name:                      __________________________

SUBSCRIPTION FORM

To be Executed by the Holder of this Warrant if such Holder
Desires to Exercise this Warrant in Whole or in Part:

To:           Sun River Energy, Inc. (the “Company”)

The undersigned ___________________________ (Social Security number _____________or taxpayer identification number of Subscriber: _________________________) hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, ____________ shares of the 8% Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”) of the Company provided for therein and tenders payment herewith to the order of the Company in the amount of $______________, such payment being made as provided in the Warrant.

The undersigned requests that certificates for such shares of Preferred Stock be issued as follows:

Name: _______________________________________________________________________

Address: _____________________________________________________________________

____________________________________________________________________________

Deliver to: ____________________________________________________________________

Address: _____________________________________________________________________

____________________________________________________________________________

and, if such number of shares of Preferred Stock shall not be all the shares of Preferred Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Preferred Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Dated:           ______________________

Signature ___________________________
Note:

FORM OF ASSIGNMENT
(To Be Signed Only Upon Assignment)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto this Warrant, and appoints _____________________________ to transfer this Warrant on the books of the Company with the full power of substitution in the premises.

Dated: _____________________

In the presence of:

________________________________________

___________________________

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant without alteration, enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner)